Exhibit 99.1

Hyperdynamics Corporation Signs a Tri-Party Protocol with the Guinea Government and SAPETRO

HOUSTON, March 13, 2017 — Hyperdynamics Corporation (OTCQX: HDYN) (the “Company”) today announced that its wholly owned subsidiary, SCS Corporation Ltd. (“SCS”), has collectively executed on March 10, 2017 in Conakry a Tri-party Protocol “Protocol” with the Government of the Republic of Guinea and South Atlantic Petroleum (“SAPETRO”). The document has been signed by the Director General of the National Petroleum Office, Diakara Koulibaly, Dale Rollins, Managing Director of SAPETRO, and Ray Leonard, Hyperdynamics’ President and Chief Executive Officer.

Mr. Leonard, stated, “I am delighted that all parties involved have agreed to move forward with drilling the Fatala well for the benefit of the Republic of Guinea and all other stakeholders.  I am also thankful for the Government of Guinea’s continued confidence in Hyperdynamics, and all parties involved look forward to the opportunity to drill the Fatala well. The commitment by SAPETRO to the Guinea project represents a big step forward in sharing project-related costs and risks with a reputable industry player who recognizes SCS’ Guinea concession’s economic attractiveness and geologic prospectivity”.

Terms of the Protocol are the following:

•                  The joint objective of the Protocol is to drill the Fatala well in the most effective way and in the case of a discovery, and with unanimous agreement, to proceed with drilling an optimal number of follow-up exploration wells within the terms of the PSC Second Amendment. Drilling of the Fatala well must commence no later than May 30, 2017;

•                  SAPETRO and SCS undertake to make all reasonable efforts to negotiate and finalize all transaction documents for SAPETRO’s entry into the project in conformity with the PSC as Amended and submit for the approval of the Government of Guinea no later than April 10, 2017;

•                  Upon completion of transaction documents and receipt of the requisite approvals by the Government of Guinea, SAPETRO will provide the $5 million Security Instrument as required under the PSC Second Amendment;

•                  SCS, jointly with SAPETRO, will work with the Government of Guinea on mutually agreeable transaction documents and subsequent amendments to the PSC as required. The Government of Guinea will in turn provide adequate assurances in relation to the validity of the existing PSC (and amendments to it) to enable SCS and SAPETRO to enter into the transaction documents and obtain all necessary Government approvals and to mobilize of the requisite resources in the form of contracts, funds and personnel to spud and accomplish drilling operations in respect of the Fatala well and subsequent exploration wells;

•                  The Parties agree that the above objectives should be achieved no later than April 10, 2017.

About Hyperdynamics

Hyperdynamics is an emerging independent oil and gas exploration company that is exploring for oil and gas offshore the Republic of Guinea in West Africa. To find out more, visit our website at www.hyperdynamics.com.

Forward Looking Statements

This News Release contains “forward-looking statements” within the meaning of Section 27 A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “plan,” “project,” “anticipate,” “estimate,” “believe,” or “think.” Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. We assume no duty to update or revise our forward-looking statements based on changes in plans or expectations or otherwise.

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